                                                                    Exhibit 99.1

                              Footnotes to Form 4

(1) On November 24, 2021, Wilco Acquisition, LP ("Wilco Acquisition")
    distributed to its limited partners, for no consideration, an aggregate of
    127,468,397 shares of the Issuer's Class A common stock ("Common Stock"), representing each such partner's pro rata interest in such shares. The aforementioned distribution was made in accordance with the exemptions afforded by Rules 16a-13 and 16a-9 of the Exchange Act.

(2) Represents shares held directly by Wilco Acquisition. Wilco GP, Inc. ("Wilco
    GP"), an affiliate of Advent International Corporation ("Advent"), is the
    general partner of Wilco Acquisition.

(3) Advent and entities related to Advent may be deemed to have indirect beneficial ownership of the Issuer's securities that are directly beneficially owned by Wilco Acquisition, including the following entities
    (i) Advent International GPE VII Limited Partnership, Advent International
    GPE VII-B Limited Partnership, Advent International GPE VII-C Limited
    Partnership, Advent International GPE VII-D Limited Partnership, Advent
    International GPE VII-F Limited Partnership and Advent International GPE
    VII-G Limited Partnership (collectively, the "Advent VII Luxembourg Funds");
    (ii) Advent International GPE VII-A Limited Partnership, Advent
    International GPE VII-E Limited Partnership and Advent VII-H (collectively, the "Advent VII Cayman Funds"); (iii) Advent Partners GPE VII Cayman Limited
    Partnership, Advent Partners GPE VII - B Cayman Limited Partnership, Advent
    Partners GPE VII Limited Partnership, Advent Partners GPE VII - A Cayman
    Limited Partnership, Advent Partners GPE VII - A Limited Partnership, Advent
    Partners GPE VII 2014 Limited Partnership, Advent Partners GPE VII 2014
    Cayman Limited Partnership, Advent Partners GPE VII-A 2014 Limited
    Partnership, Advent Partners GPE VII-A 2014 Cayman Limited Partnership
    (collectively, the "Advent VII Partners Funds") and (iv) GPE VII ATI Co-
    Investment (Delaware) Limited Partnership (the "Advent Co-Invest Fund," and
    together with the Advent VII Luxembourg Funds, the Advent VII Cayman Funds,
    and the Advent VII Partners Funds, the "Advent Funds").

    Advent is the manager of Advent International GPE VII, LLC ("Advent Top GP")
    , which in turn is the General Partner of each of Advent GP Cayman, the
    Advent AP Funds, and the Advent Co-Invest Fund.  Advent Top GP is also the manager of Advent GP Luxembourg, which is the General Partner of each of the
    Advent Luxembourg Funds.  Advent GP Cayman is the General Partner of each of the Advent Cayman Funds.

(4) Represents shares beneficially held by the Advent Funds immediately following the distribution described in footnote (1) above. Immediately following the distribution, the Advent Funds collectively own 115,830,656 shares of Common Stock of the Issuer, which are represented as follows: (i)
    11,324,692 shares held by Advent International GPE VII Limited Partnership,
    (ii) 30,970,377 shares held by Advent International GPE VII-B Limited
    Partnership, (iii) 9,845,475 shares held by Advent International GPE VII-C
    Limited Partnership, (iv) 6,777,137 shares held by Advent International GPE
    VII-D Limited Partnership, (v) 2,873,508 shares held by Advent International
    GPE VII-F Limited Partnership, (vi) 2,873,508 shares held by Advent
    International GPE VII-G Limited Partnership, (vii) 10,481,756 shares held by
    Advent International GPE VII-A Limited Partnership, (viii) 22,316,207 shares held by Advent International GPE VII-E Limited Partnership, (ix) 1,743,883
    shares held by Advent GPE VII-H Limited Partnership, (x) 65,045 shares held by Advent Partners GPE VII - 2014 Limited Partnership, (xi) 155,782 shares held by Advent Partners GPE VII - 2014 Cayman Limited Partnership, (xii)
    179,333 shares held by Advent Partners GPE VII - A 2014 Limited Partnership,
    (xiii) 109,903 shares held by Advent Partners GPE VII - A 2014 Cayman
    Limited Partnership, (xiv) 806,132 shares held by Advent Partners GPE VII -
    Cayman Limited Partnership, (xv) 1,063,662 shares held by Advent Partners
    GPE VII - B Cayman Limited Partnership, (xvi) 45,266 shares held by Advent
    Partners GPE VII - Limited Partnership, (xvii) 212,875 shares held by Advent
    Partners GPE VII - A Cayman Limited Partnership, (xviii) 107,151 shares held by Advent Partners GPE VII - A Limited Partnership and (xix) 13,878,964
    shares held by Advent Co-Invest Fund.

(5) Each Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.